Exhibit 10.2

EXECUTION COPY

PURCHASE AND CONTRIBUTION AGREEMENT

between

STONE POINT CREDIT INCOME FUND,
as the Seller

and

SPCIF FUNDING II LLC,
as the Purchaser

Dated as of June 1, 2026

i

Table of Contents

(continued)

ii

THIS PURCHASE AND CONTRIBUTION AGREEMENT, dated as of June 1, 2026 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and between STONE POINT CREDIT INCOME FUND, a Delaware statutory trust (together with its successors and assigns in such capacity, the “Seller”), and SPCIF FUNDING II LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Purchaser”).

PREAMBLE

WHEREAS, the Purchaser desires to acquire from time to time certain Loans, together with certain related property, as more fully described in the Revolving Credit and Security Agreement, dated as of June 1, 2026 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”), by and among the Purchaser, as borrower, Stone Point Credit Income Adviser LLC, as collateral manager (the “Collateral Manager”), each of the lenders from time to time party thereto (the “Lenders”), Truist Bank, as administrative agent (in such capacity, the “Administrative Agent”) and as swingline lender, Truist Securities, Inc., as lead arranger and The Bank of New York Mellon Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and as collateral administrator.

WHEREAS, it is a condition to the Purchaser’s acquisition of the Loans from the Seller that the Seller make certain representations, warranties and covenants regarding all Loans and related property sold and transferred pursuant to this Agreement for the benefit of the Purchaser; and

WHEREAS, the Purchaser may from time to time acquire certain Loans from the Seller pursuant to the terms and conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1      Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Conveyed Assets”: Collectively, the Loan Assets.

“Loan”: Any commercial loan (including any Participation Interest therein), note or security (i) which is sourced or originated by the Seller or any of its Affiliates and which the Purchaser acquires or (ii) which the Purchaser originates or acquires from a third party in the ordinary course of its business.

“Loan Assets”: Any Loan and related assets acquired by the Purchaser from the Seller, pursuant to Section 2.1(a), which assets shall, unless the Administrative Agent is otherwise notified at the time of the sale, include the Seller’s right, title and interest in the following:

(i)      the Loans listed in the related Loan Schedule, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Transfer Date and all insurance proceeds, liquidation proceeds and other proceeds and recoveries thereon, in each case as they arise after the applicable Transfer Date;

(ii)     all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)    all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)    all collections and records (including computer records) with respect to the foregoing;

(v)     all Related Documents relating to the applicable loan files; and

(vi)    all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Loan Schedule”: The schedule listing each Loan owned or scheduled to be acquired by the Purchaser and each Related Document in respect of each such Loan.

“Participation Interest”: The meaning set forth in Section 2.5(a).

“Purchaser”: The meaning set forth in the preamble.

“Related Documents” means, with respect to any Loan, (i) the loan or credit agreement evidencing such Loan, (ii) the principal security agreement, and (iii) if the same can be obtained without undue expense or effort, all other material documents evidencing, securing, guarantying, governing or giving rise to such Loan.

“Related Property”: With respect to any Loan, means the interest of the Obligor in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan.

“Repurchase Date”: The date as of which any Loan is repurchased or substituted by Seller pursuant to Section 5.1(c).

“Repurchase Price”: On any date of determination with respect to any Warranty Collateral Loan, an amount at least equal to the Sale Agreement Purchase Price of such Warranty Collateral Loan, less all payments of Principal Proceeds received by the Purchaser in connection with such Warranty Collateral Loan since the date it became a Conveyed Asset, plus accrued and unpaid interest thereon through such date of determination.

“Sale Agreement Purchase Price”: With respect to any Loan purchased hereunder, an amount equal to the fair market value of such Loan as agreed between the Purchaser and the Seller.

“Seller”: The meaning set forth in the preamble.

“Substitute Loan”: The meaning set forth in the Credit Agreement.

“Transfer Date”: The date of transfer of any Loan Assets hereunder.

“Underlying Note”: One or more promissory notes executed by the applicable Obligor evidencing a Loan.

“Warranty Collateral Loan”: The meaning specified in Section 5.1(c).

“Warranty Event”: The meaning specified in Section 5.1(c).

Section 1.2      Other Terms. The interpretive provisions contained in Section 1.02, Section 1.03, Section 1.04, Section 1.05 and Section 1.06 of the Credit Agreement are hereby incorporated by reference herein.

ARTICLE II
TRANSFER OF THE CONVEYED ASSETS

Section 2.1       Transfer of the Conveyed Assets.

(a)      On each Transfer Date, in consideration of the payment of the aggregate Sale Agreement Purchase Price (whether in cash and/or in exchange for an increase in the value of Seller’s capital account in Purchaser by means of a contribution to capital), Seller will sell, contribute, transfer, assign and set over and otherwise convey to Purchaser and Purchaser will purchase from Seller, without recourse, all right, title and interest of Seller in, to and under the Loans listed in the related Loan Schedule and the other Loan Assets related to such Loans. Each of the Seller and the Purchaser agrees and acknowledges that the Sale Agreement Purchase Price of each Loan equals the fair market value thereof and that the sale thereof is being made on an arm’s length basis and on terms no less favorable to the Purchaser and Seller than would be the case if Seller were not the sole member of the Purchaser. The Loan Assets will be acquired, in each case, pursuant to this Agreement and one or more assignment agreements pursuant to the applicable Related Documents having an effective date as specified in such assignment agreement without further amendment hereof. The Sale Agreement Purchase Price for each Loan Asset shall be paid by the Purchaser in a combination of (i) cash in immediately available funds and/or (ii) in exchange for an increase in the value of Seller’s capital account in Purchaser by means of a contribution to capital; provided that the Seller may elect to designate all or any portion of the Loan Asset being transferred by it to the Purchaser as a capital contribution to the Purchaser. Notwithstanding any other provision of this Agreement, only the rights and obligations of the Seller as a lender under such Loan are sold and transferred thereby. The sale and transfer of any Conveyed Assets hereunder does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Collateral Agent for the benefit of the Secured Parties), of any obligation of the Seller as administrative agent, collateral agent or paying agent under any Loan. The exchange of the Loan Assets for the payment of the Sale Agreement Purchase Price is intended by the Seller and the Purchaser to be a contemporaneous exchange, and neither the Seller nor the Purchaser has the right to unilaterally alter, subsequent to the transfer, the consideration given to the Seller for any Loan Asset.

(b)      Except as specifically provided in this Agreement, the sale of any Conveyed Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors. Each of the Seller and the Purchaser agrees that the representations, warranties and covenants of the Seller set forth herein will run to and be for the benefit of the Purchaser and the Collateral Agent. The parties hereto acknowledge and agree that the Collateral Agent for the benefit of the Secured Parties is a third party beneficiary solely with respect to such representations, warranties and covenants.

(c)      Each of the Seller and the Purchaser intends and agrees that (i) the sale, conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser pursuant to this Agreement in each and every case is intended to be, is and shall be treated for all purposes (other than tax and consolidated accounting purposes) as, an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing, a debt or any other obligation and (ii) such Conveyed Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any Insolvency Law; provided that as a result of the consolidation required by GAAP, the transfers of the Conveyed Assets may be reflected as a financing by the Seller in its consolidated financial statements. It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Conveyed Assets by the Seller to the Purchaser to secure a financing, a debt or other obligation of the Seller. However, in the event that notwithstanding such intent and agreement, any such Conveyed Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under such Conveyed Assets (whether now existing or hereafter created) and all proceeds thereof. For such purposes, this Agreement shall constitute a security agreement under the UCC, to secure the prompt and complete payment of a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise hereunder in favor of the Purchaser. The Seller intends to account for the conveyance of the Loan Assets to Purchaser as a financing for consolidated accounting purposes and for tax purposes and as a sale for legal purposes.

(d)      If any such transfer of Conveyed Assets by the Seller to the Purchaser is deemed to be the mere granting of a security interest to secure a financing, the Purchaser, to secure the Purchaser’s obligations under the Credit Agreement, hereby assigns to the Collateral Agent for the benefit of the Secured Parties, its security interest in (i) all of the Conveyed Assets pledged to the Purchaser by the Seller and (ii) all proceeds thereof. The Seller hereby authorizes the Purchaser to file or cause to be filed, and the Purchaser shall file or shall cause to be filed, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the precautionary security interest granted to the Purchaser pursuant to Section 2.1(c), a precautionary UCC-1 financing statement and any amendments thereto and continuation statements thereto as may be necessary or advisable naming the Seller as debtor, the Purchaser as secured party and the Collateral Agent as assignee, listing all of the Conveyed Assets pledged hereunder as collateral thereunder.

Section 2.2       Conveyance of Loan Assets. As and when permitted by the Credit Agreement and subject to this Section 2.2 and the satisfaction of the conditions imposed under the Credit Agreement with respect to the acquisition of Loan Assets, the Seller may at its option (but shall not be obligated to), as the Seller may agree with the Purchaser, sell, convey and transfer to the Purchaser all the right, title and interest of the Seller in and to the Loan Assets identified in the related assignment agreement, in each and every case without recourse other than as expressly provided herein.

Section 2.3       Direct Assignments. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of Related Documents may reflect that the Seller (or any third party from whom the Seller or the Purchaser may purchase a Loan) is assigning such Loan directly to the Purchaser. Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Note, nothing in such chain of endorsement) shall be deemed to impair the sales, conveyances and transfers of the Loans by the Seller to the Purchaser in accordance with the terms of this Agreement.

Section 2.4      Delivery of Documents. With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Credit Agreement, the Seller, on behalf of the Purchaser and the Collateral Manager, will deliver or cause to be delivered to the Collateral Agent each of the applicable Related Documents with respect to such Loan to the extent required to be delivered pursuant to Section 7.05 of the Credit Agreement.

Section 2.5       Participation Interests.

(a)      With respect to any Loan transferred hereunder as part of the Conveyed Assets, pending the receipt of any required consents to, and the effectiveness of, the assignment of such Loan from the Seller to the Purchaser in accordance with the applicable Related Document, the Seller hereby sells to the Purchaser an undivided 100% participation in such Loan and the Related Property (each, a “Participation Interest”). The Participation Interests will not include any rights that are not permitted to be participated pursuant to the terms of the related Related Document. Such sale and assignment of the Participation Interests shall constitute an absolute sale of each such Participation Interest. Each of the Participation Interests has the following characteristics: (i) the Participation Interest represents an undivided participation interest in 100% of the underlying Loan and its proceeds (including Collections), and (ii) the Participation Interest represents a pass-through of all of the payments made on the Loan (including the Collections) and will last for the same length of time as such Loan. For the avoidance of doubt, each Participation Interest will terminate automatically upon the settlement of the assignment of the underlying Loan.

(b)      Each of the Seller and the Purchaser shall use commercially reasonable efforts to, as soon as reasonably practicable after the Transfer Date therefor, cause the Purchaser to become a lender of record under the Related Document with respect to the Seller’s interest in the applicable Loan and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the Related Document and consistent with the terms of this Agreement.

(c)      With respect to each Participation Interest granted hereunder, the Seller shall direct the underlying administrative agent or obligor for each such Loan, as applicable, to send all Collections in respect of such Loan directly to the Collection Account.

(d)      Pending settlement of the assignment of a Loan in accordance with the applicable Related Document, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of the applicable Loan, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable Related Document.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Seller makes, and upon each transfer of Loan Assets is deemed to make, the representations and warranties (including with respect to any Loan sourced or originated by the Seller which for administrative convenience is assigned directly to the Purchaser in accordance with Section 2.4) set forth in Section 3.1, on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Facility Documents to which it is a party. Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Seller as to itself for the benefit of the Purchaser and the Collateral Agent, for the benefit of the Secured Parties.

The representations and warranties set forth in this Article III are given as of the Closing Date and each Transfer Date, as applicable, but shall survive the sale, transfer and assignment of the Conveyed Assets to the Purchaser hereunder.

Section 3.1      Representations and Warranties of the Seller. By its execution of this Agreement, the Seller represents and warrants to the Purchaser as of the Closing Date and each Transfer Date, as applicable, that:

(a)      Due Organization. The Seller is a statutory trust organized and validly existing under the Laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)      Due Qualification and Good Standing. The Seller is in good standing in the State of Delaware. The Seller is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents to which it is a party, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(c)      Due Authorization; Execution and Delivery; Legal, Valid and Binding Enforceability. The execution and delivery by the Seller of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)      Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration of, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clauses (ii) and (iii) above, where such conflicts, breaches, violations or defaults would not reasonably be expected to have a Material Adverse Effect.

(e)      Governmental Authorizations; Private Authorizations; Governmental Filings. The Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, and the performance by the Seller of its obligations under this Agreement and the other Facility Documents to which it is a party, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f)       Information and Reports. Each Notice of Borrowing, each Monthly Report, each Payment Date Report and all other written reports and certificates (other than projections, forward-looking statements, information of a general economic or industry specific nature) furnished by or on behalf of the Seller to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be, taken as a whole, true, complete and correct in all material respects as of the date such information is stated or certified (as modified or supplemented by other information so furnished); provided that solely with respect to information furnished by the Seller which was provided to the Seller from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct to the actual knowledge of the Seller; provided further that, with respect to projected financial information, other forward looking information and information relating to third parties, the Seller represents only that such information represents the Seller’s good faith estimates as of the date of preparation thereof, based upon methods and data the Seller believed at the time of the preparation thereof to be reasonable and accurate (it being understood that projections are subject to significant and inherent uncertainties and contingencies which may be outside of the Seller’s control and that no assurance can be given that projections will be realized, and are therefore not to be viewed as fact, and that actual results for the periods covered by projections may differ from the projected results set forth in such projections and that such differences may be material), and the Seller makes no representation or warranty with respect to information of a general economic or general industry nature.

(g)      Taxes. The Seller has filed all U.S. federal income tax returns, information statements, reports and all other tax returns which are required to be filed by it, if any, and has paid all U.S. federal income Taxes and all other Taxes (including mortgage recording Taxes) shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person, other than (x) any such Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established or (y) any such failure that would not reasonably be expected to have a Material Adverse Effect.

(h)      [Reserved].

(i)       Compliance with Agreements, Laws, Etc. The Seller has duly observed and complied with all Applicable Laws relating to the conduct of its business and its assets, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Seller has preserved and kept in full force and effect its legal existence. The Seller has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(j)       Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Seller and its subsidiaries and their respective directors, officers, managers and, to its knowledge, its agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and, in all material respects, applicable Sanctions. None of (a) the Seller, its subsidiaries or their respective directors, officers or managers, or (b) to their respective knowledge, any of their agents that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.

(k)      Eligibility. To its actual knowledge, each Warranty Collateral Loan included in a Monthly Report or a Borrowing Base Calculation Statement required to be delivered by it under this Agreement as an Eligible Collateral Loan was, in fact, an Eligible Collateral Loan as of the applicable Transfer Date.

(l)       Solvency. The Seller is solvent, is not the subject of any Insolvency Event and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Facility Documents.

(m)     Value Given. The Seller shall have received fair consideration and reasonably equivalent value from the Purchaser in exchange for the purchase of the Collateral Loans (or any number of them) from the Seller pursuant to this Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Purchaser to the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(n)     No Fraud. Each Loan originated by the Seller was, to the best of the Seller’s knowledge, originated without any fraud or material misrepresentation.

Section 3.2      Representations and Warranties of the Purchaser. By its execution of this Agreement, the Purchaser hereby represents to the Seller as of the Closing Date and each Transfer Date, as applicable, that:

(a)      Due Organization. The Purchaser is a limited liability company duly organized and validly existing under the Laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)      Due Qualification and Good Standing. The Purchaser is in good standing in the State of Delaware. The Purchaser is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(c)      Due Authorization; Execution and Delivery; Legal, Valid and Binding Enforceability. The execution and delivery by the Purchaser of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)      Governmental Authorizations; Private Authorizations; Governmental Filings. The Purchaser has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and has made all material Governmental Filings necessary for the execution and delivery by it of this Agreement and the performance by the Purchaser of its obligations under this Agreement and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement.

(e)      Non-Contravention. None of the execution and delivery by the Purchaser of this Agreement, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clauses (ii) and (iii) above, where such conflicts, breaches, violations or defaults would not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV
PERFECTION OF TRANSFER
AND PROTECTION OF SECURITY INTERESTS

Section 4.1      Custody of Loan. With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Credit Agreement, the Seller shall deliver, or cause to be delivered, copies (or originals, if required by the definition of Required Loan Documents) of the Required Loan Documents to the Collateral Agent.

Section 4.2       Filing. Each of the Seller and the Purchaser hereby authorizes the Collateral Manager and the Collateral Agent to prepare and file such UCC financing statements (including but not limited to amendment, renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Collateral Manager or the Collateral Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

Section 4.3      Changes in Name, Corporate Structure or Location. If any change in the Seller’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Assets seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, no later than ten (10) Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser’s and the Collateral Agent’s respective security interests in the Conveyed Assets.

Section 4.4      Costs and Expenses. The Purchaser under the Credit Agreement will be obligated to pay all reasonable invoiced costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Conveyed Assets (including, without limitation, the security interests provided for in the Credit Agreement).

Section 4.5       Sale Treatment. The Seller and the Purchaser shall treat the transfer of Conveyed Assets hereunder for all purposes (other than tax and consolidated accounting purposes) as a sale and purchase on all of their relevant books and records and any consolidated financial statements shall disclose that the Conveyed Assets are specifically owned by the Purchaser and not the Seller.

ARTICLE V
COVENANTS

Section 5.1       Covenants of the Seller. The Seller makes the following covenants on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Facility Documents to which it is a party:

(a)      Compliance with Agreements, Laws, Etc. The Seller shall (i) duly observe and comply with all Applicable Laws relative to the conduct of its business or to its assets, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Constituent Document and each Related Document in all material respects to which it is a party, and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents, the Constituent Documents and the Related Documents to which it is a party, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)      Existence. During the term of this Agreement, the Seller will (i) preserve and maintain its statutory trust existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c)      Mandatory Repurchase or Substitution of Warranty Collateral Loans. (i) In the event of a material breach of any representation or warranty set forth in Section 3.1(k) (a “Warranty Event”) with respect to a Loan transferred hereunder (each, a “Warranty Collateral Loan”), no later than thirty (30) days after the earlier of (A) knowledge of such breach on the part of the Seller and (B) receipt by the Seller of written notice thereof given by the Purchaser, Collateral Agent or any other Secured Party, the Seller shall repurchase each such Warranty Collateral Loan for a purchase price equal to the Repurchase Price or substitute such Warranty Collateral Loan with a Substitute Loan; provided, however, that no such repurchase (or substitution) shall be required to be made with respect to such Warranty Collateral Loan (and such Loan shall cease to be a Warranty Collateral Loan) if, on or before the expiration of such 30 day period, the representations and warranties in Section 3.1(k) shall be made true and correct in all material respects with respect to such Warranty Collateral Loan as if such Warranty Collateral Loan had been transferred to the Purchaser on such day. Nothing in this Section 5.1(c) shall be construed to give the Seller any right, title or interest in and to any Conveyed Assets after the applicable Transfer Date (unless and until after such Warranty Collateral Loans and the related Conveyed Assets related to such Warranty Collateral Loan are repurchased (or substituted) in accordance with this Section 5.1(c)) or to require Seller to repurchase (or substitute) any Loan due to the lack of future performance, decline in value or as a result of the applicable Obligor’s insolvency, credit loss or general inability to repay its Underlying Loan.

(ii)     Upon the Purchaser’s receipt of the Repurchase Price (or a Substitute Loan) for a Warranty Collateral Loan, the Purchaser shall automatically and without further action be deemed to transfer, assign and set over to Seller all the right, title and interest of the Purchaser in, to and under such Warranty Collateral Loan and related Conveyed Assets, and all income and proceeds of the foregoing, free and clear of any Lien created pursuant to this Agreement. The Purchaser hereby confirms and agrees that, with respect to each Warranty Collateral Loan sold or exchanged hereunder, from and after the applicable Repurchase Date, the Purchaser shall have no further right, title or interest in such Warranty Collateral Loan or the related Conveyed Assets and that receipt of the Repurchase Price or a Substitute Loan shall be the sole remedy available to the Purchaser with respect to the breaches giving rise to classification of such Loan as a Warranty Collateral Loan.

(iii)    The Repurchase Price for any Warranty Collateral Loan which is to be purchased by the Seller pursuant to this Section 5.1(c) shall be remitted by the Seller in immediately available funds to or as directed by the Purchaser within three (3) Business Days of the date on which such obligation arises unless on or before such date the Seller replaces such Warranty Collateral Loan with a Substitute Loan in accordance with this Agreement and the Credit Agreement. After Seller has paid the Repurchase Price or completed a permitted transfer of a Substitute Loan, the Purchaser shall, at the sole expense of Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as shall reasonably be requested by the Seller to effect the transfer of each such Warranty Collateral Loan and the related Conveyed Assets pursuant to this Section 5.1(c).

ARTICLE VI
CERTAIN MATTERS

Section 6.1       Liabilities to Obligors. The Seller hereby acknowledges and agrees that no obligation or liability of the Seller to any Obligor under any of the Loans is intended to be assumed by the Purchaser, the Collateral Manager, the Collateral Agent or the Lenders under or as a result of this Agreement and the transactions contemplated hereby and under the other Facility Documents, and the Collateral Agent for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.1.

Section 6.2       Limitation on Liability. The Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller and any trustee, shareholder, partner, member, manager, director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller and any trustee, shareholder, partner, member, manager, director, officer, employee or agent of the Seller shall be reimbursed by the Purchaser (subject to the availability of funds in accordance with Section 9.01(c) of the Credit Agreement, as applicable) for any liability or expense incurred by reason of the Purchaser’s willful misfeasance, bad faith or gross negligence in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or the other Facility Documents and that in its opinion may involve it in any expense or liability.

ARTICLE VII
RESERVED

ARTICLE VIII
MISCELLANEOUS

Section 8.1       Amendment. No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent.

Section 8.2       Governing Law.

(a)      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM HEREIN OR THEREIN OR RELATING HERETO OR THERETO. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.2(b).

Section 8.3      Notices. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address in Schedule 1), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 8.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 8.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective email addresses) indicated in Schedule 1, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 1.

Section 8.4      Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.5       Third Party Beneficiaries. The parties hereto hereby manifest their intent that the Collateral Agent, on behalf of the Secured Parties, the Administrative Agent and the Lenders (and any other indemnified parties) are express third party beneficiaries of this Agreement and that no other third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement. By execution of this Agreement, the parties hereto acknowledge that the Collateral Manager will be exercising the rights and performing the duties of the Purchaser hereunder pursuant to Section 11.02 of the Credit Agreement.

Section 8.6       Execution in Counterparts; Severability; Integration. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 8.7       Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.8       No Bankruptcy Petition; Disclaimer.

(a)      The Seller covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Credit Agreement or, if longer, the applicable preference period then in effect, it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 8.8 will survive the termination of this Agreement.

(b)      The provisions of this Section 8.8 shall be for the third party benefit of those entitled to rely thereon, including the Collateral Agent for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.9       Jurisdiction; Waivers. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the address set forth in Schedule 1. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.9 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages.

Section 8.10     No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.11    Successors and Assigns; Assignment to Collateral Agent. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the parties hereto acknowledges that the rights of the Purchaser under this Agreement are hereby collaterally assigned to the Collateral Agent provided, that the Collateral Agent has agreed in the Credit Agreement that unless and until an Event of Default shall have occurred and be continuing and the Termination Date has been declared, the Obligations under the Credit Agreement accelerated and the Collateral Agent (at the direction of the Administrative Agent) has delivered a Notice of Exclusive Control, the Collateral Manager on behalf of Purchaser may continue to exercise its rights hereunder pursuant to the terms of the Credit Agreement.

Section 8.12    Duration of Agreement. This Agreement shall continue in existence and effect until the repayment, satisfaction or discharge of all Obligations (other than contingent Obligations for which no claim has been made) under the Credit Agreement.

Section 8.13    Limited Recourse.

(a)      No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement, the Credit Agreement, the other Facility Documents or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, trustee, partner, general partner, member, manager, employee or director of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller contained in this Agreement, the Credit Agreement, the other Facility Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the statutory trust obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by the Seller or any incorporator, stockholder, affiliate, officer, trustee, partner, general partner, member, manager, employee or director of the Seller under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, the Credit Agreement, the other Facility Documents or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Seller and each incorporator, stockholder, affiliate, officer, trustee, partner, general partner, member, manager, employee or director of the Seller, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, trustee, partner, general partner, member, manager or director of the Seller to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b)      Notwithstanding any contrary provision set forth herein, no claim may be made by the Seller or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)      No recourse shall be had for the payment of any amount owing by the Purchaser or Seller under this Agreement, any other Facility Document or for the payment by the Purchaser or Seller of any fee in respect hereof or any other obligation or claim of or against the Purchaser or Seller arising out of or based upon this Agreement or any other Facility Document, against any employee, officer, director, shareholder, trustee, partner, general partner, member or manager of the Purchaser or Seller or of any Affiliate of such Person (other than the Seller or the Purchaser, as applicable). Recourse in respect of any obligations of the Purchaser under this Agreement shall be limited to the Collateral (the proceeds of which are to be applied in accordance with Section 9.01(c) of the Credit Agreement) and on the exhaustion thereof all claims against the Purchaser hereunder shall be extinguished. The provisions of this Section 8.13 shall survive the termination of this Agreement.

Section 8.14     Indemnification. The Seller shall indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all Related Parties of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any outside counsel for any Indemnified Party) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party by any Person (including the Seller) arising out of (a) any act or omission of the Seller in breach of its agreements or covenants under any Facility Document or the transactions contemplated thereby, (b) any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct in all material respects on the date such representation or warranty was made or (c) any acts or omissions of the Seller constituting fraud, bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such Indemnified Amounts (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Facility Document, (x) result from a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Facility Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) constitute punitive, indirect, consequential, special damages, lost profits or other similar damages or (z) result from the performance or non-performance of the Collateral Loans, including any amounts that are uncollectible due to the Obligor’s financial inability to pay. If the Seller has made any payment pursuant to this Section 8.14 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected. The parties hereto agree that this Section 8.14 shall not be interpreted to provide recourse to or against Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to any Collateral Loan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

SPCIF FUNDING II LLC, as Purchaser

By: Stone Point Credit Income Fund, its sole member

By:	/s/ Giselle A. Alvarado
Name: Giselle A. Alvarado
Title: Vice President and Assistant Secretary

[Signature Page to Purchase and Contribution Agreement]

STONE POINT CREDIT INCOME FUND, as Seller

By:	/s/ Giselle A. Alvarado
Name: Giselle A. Alvarado
Title: Vice President and Assistant Secretary

[Signature Page to Purchase and Contribution Agreement]

SCHEDULE 1

NOTICE INFORMATION

Seller:

STONE POINT CREDIT INCOME FUND
c/o Stone Point Credit Income Adviser LLC
20 Horseneck Lane

Greenwich, CT 06830

Email: SPCCreditOpsAcct@stonepoint.com

Purchaser:

SPCIF FUNDING II LLC

c/o Stone Point Credit Income Adviser LLC
20 Horseneck Lane

Greenwich, CT 06830

Email: SPCCreditOpsAcct@stonepoint.com

Collateral Agent:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL
ASSOCIATION
601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – SPCIF Funding II LLC

Email: stonepoint_ct@bny.com

Administrative Agent

TRUIST BANK
740 Battery Avenue SE
3rd Floor
Atlanta, GA 30339

Attention: Sam Philpott/Emily Shields
Telephone No.: (404) 926-5503/(404) 926-5489
Email: Samuel.Philpott@Truist.com

            Emily.Shields@Truist.com